Exhibit 10.18

The bank must inform the contractor of the important agreement provisions under this agreement, and issue to the contractor the copy of the bank credit transaction basic agreement and this agreement.

Section	Reviewed by	Approved by

Additional Transaction Agreement for (________)
(To increase the credit line / renew the credit transaction term)

Fiscal Stamp

To Woori Bank

May 29, 2003
Contractor	Kaeseong Shin / K-Tronics (Seal)	Seal Comparison
Address	250-2 Yatao-Dong, Bundang-Gu, Sungnam, Kyungki
Comaker	Taewoong Jung (Seal)	Seal Comparison
Address	111-1601, Lotte APT, 1263, Gooro-5-Dong, Gooro Gu, Seoul
Comaker	Taewoong Jung / Daekyung Enterprise Co., Ltd (Seal)	Seal Comparison
Address	442, Kwangmyung Model Industrial Complex, 201, Hasan-Dong, Kwangmyung, Kyungki

This agreement is made as followed, adding to the Credit Agreement for Company Buying Fund (Agreed Credit Line:   KRW) dated June 4 of 2001.

Credit Line increment
A. Amount Inemapood: KRW B. Interest Rate: ( )

Renewal of Credit Transaction Term

A. Credit Line Amount before Renewal; Four Hundreds Twenty Eight Million KRW
B. Credit Line Amount Decreased                KRW
C. Credit Line Amount applied for Renewal; Four Hundreds Twenty Eight Million KRW
D. Transaction Term after Renewal: until May 29, 2004
E. Interest Rate: (Benchmark Interest Rate + 3.01%)